Exhibit 23.2





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




To Nortek, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 22, 1999 included in Nortek, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.



                             /s/   ARTHUR   ANDERSEN LLP

Boston, Massachusetts
April 15, 1999